Exhibit 4.11

EIGHTH AMENDMENT

TO LOAN AND SECURITY AGREEMENT

This Eighth Amendment to Loan and Security Agreement (“Amendment”) is made as of the 22nd day of June, 2004 by and among HealthEssentials Solutions, Inc. a Delaware corporation (“Borrower Agent” or “HealthEssentials”), NPPA of America, Inc., a Delaware corporation, NPPA National, LLC, a Texas limited liability company, Specialized Home Health Care Services of Central Florida, Inc., Majj Enterprises, LLC, and Premier Lab Services, Inc. (the “Borrowers” and each individually referred to as a “Borrower”), and Healthcare Business Credit Corporation (“Lender”).

BACKGROUND

A. Borrowers and Lender are parties to a certain Loan and Security Agreement dated as of April 30, 2002 has been and may hereafter be modified and amended from time to time (“Loan Agreement”) pursuant to which Borrowers established certain financing arrangements with Lender. The Loan Agreement and all instruments, documents and agreements executed in connection therewith, or related thereto are referred to herein collectively as the “Loan Documents”. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement.

B. Borrowers have requested and Lender has agreed to amend the terms and conditions of the Loan Documents pursuant to the terms and conditions of this Amendment.

NOW, THEREFORE, with the foregoing Background incorporated by reference and made a part hereof and intending to be legally bound, the parties agree as follows:

1. Amendment. The Loan Agreement is hereby amended and modified in the following manner:

(a) Definitions. The following definition contained in Section 1.1 of the Loan Agreement are hereby amended and restated in their entirety as follows:

“Revolving Loan Applicable Margin” means initially 5.0%. The Revolving Loan Applicable Margin shall be adjusted based upon the Debt Service Coverage Ratio as of the last day of the fiscal quarter then most recently ended for which the quarterly financial statements have been delivered pursuant to Section 6.7, commencing with the audited financial statements of Borrowers for the fiscal year ending December 31, 2004:

Debt Service Coverage Ratio	Revolving Loan Applicable Margin
Less than 1.50 to 1	5.00%
Equal to or greater than 1.5 to 1 but less than or equal to 2.0 to 1	4.75%
Greater than 2.0 to 1	4.50%

For purposes of the foregoing (i) the Debt Service Coverage Ratio shall be determined as of the end of each fiscal quarter of Borrowers based on Borrowers’ financial statements delivered pursuant to Section 6.7 and (ii) each change in the Revolving Loan Applicable Margin resulting from a change in the Debt Service Coverage Ratio shall be effective during the period commencing on and including the date of delivery to Lender of such financial statements indicating such change and ending on the day immediately preceding the effective date of the next such change; provided however that the Debt Service Coverage Ratio shall be deemed to be less than 1.50 to 1 if (A) Borrowers fail to deliver the financial statements required to be delivered by it pursuant to Section 6.7 during the period from the expiration of the time for delivery thereof until such financial statements are delivered or (B) an Event of Default (other than that caused by a failure to deliver financial statements as described in clause (A) above) or Unmatured Event of Default has occurred and is continuing, all subject to the terms of Section 2.3(b).

“Revolving Loan Commitment” means an amount equal to $11,500,000.

(b) Termination Fee. Section 2.3(c) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(c) Should the Credit Facility be terminated for any reason prior to the last day of the Initial Term, in addition to repayment of all such Obligations (including, without limitation, accrued and unpaid interest, fees, costs and Expenses) then outstanding and termination of Lender’s commitment hereunder, Borrowers shall unconditionally be obligated to pay at the time of such termination and/or prepayment, a fee (“Revolving Termination Fee”) in an amount equal to the following percentage of the Revolving Loan Commitment: 3.0%, if such early termination occurs on or prior to

December 31, 2005, 2.0% if such early termination occurs after December 31, 2005, but on or prior to December 31, 2007, and 1.0%, if such early termination occurs after December 31, 2007 but prior to the Maturity Date. Should the Term Loan be repaid in full prior to the last day of the Term Maturity Date, in addition to the repayment of all principal, interest and other Obligations owed by Borrowers in connection with the Term Loan, Borrowers shall unconditionally be obligated to pay at the time of such prepayment, a fee (“Term Termination Fee” and together with the Revolving Termination Fee, the “Termination Fee”) in an amount equal to the following percentage of the then outstanding principal balance of the Term Loan: 3.0%, if such early termination occurs on or prior to December 31, 2005, 2.0% if such early termination occurs after December 31, 2005, but on or prior to December 31, 2007, and 1.0%, if such early termination occurs after December 31, 2007 but prior to the Maturity Date. Each Borrower acknowledges that the Termination Fee is an estimate of Lender’s damages in the event of early termination and is not a penalty. In the event of termination of the Credit Facility, all of the Obligations shall be immediately due and payable upon the termination date stated in any notice of termination. All undertakings, agreements, covenants, warranties and representations of Borrowers contained in the Loan Documents shall survive any such termination, and Lender shall retain its liens in the Collateral and all of its rights and remedies under the Loan Documents notwithstanding such termination until Borrowers have paid the Obligations to Lender, in full, in immediately available funds, together with the applicable Termination Fee, if any. Notwithstanding the payment in full of the Obligations, Lender shall not be required to terminate its security interests in the Collateral unless, with respect to any loss or damage Lender may incur as a result of dishonored checks or other items of payment received by Lender from Borrowers or any Obligor and applied to the Obligations, Lender shall, at its option, (i) have received a written agreement executed by Borrowers and by any Person whose loans or other advances to Borrowers are used in whole or in part to satisfy the Obligations, indemnifying Lender from any such loss or damage; or (ii) have retained such monetary reserves and security interests on the Collateral for such period of time as Lender, in its reasonable discretion, may deem necessary to protect Lender from any such loss or damage. Notwithstanding the foregoing, Borrowers shall not be obligated to pay the Term Termination Fee if (a) the Term Loan is repaid in full in connection with the consummation of an initial public offering of the capital stock of HealthEssentials and (b) Lender continues to provide the Credit Facility to Borrowers for one (1) year after the consummation of such initial public offering.

(c) Debt Service Coverage Ratio. Section 6.6 of the Loan Agreement is hereby amended and restated in its entirety as follows:

6.6 Financial Covenants. Borrowers shall maintain at all times a Debt Service Coverage Ratio of at least 1.15 to 1 for the fiscal quarter ending June 30, 2004 (such calculation shall be for the two (2) most recent quarterly periods ending on such date on a cumulative, annualized basis); 1.25 to 1 for the fiscal quarter ending September 30, 2004 (such calculation shall be for the three (3) most recent quarterly periods ending on such date on a cumulative, annualized basis); and 1.25 to 1 for each fiscal quarter thereafter, as reflected and computed based upon Borrower’s financial statements.

2. Existing Defaults. Borrowers represent and warrant that as of this date, Events of Default have occurred under the Loan Documents because Borrowers have failed to comply with Section 6.6 of the Loan Agreement for the fiscal quarters ending March 31, 2004 (“Existing Default”) and that no other Event(s) of Default or Unmatured Events of Default are outstanding. Upon the effectiveness of this Amendment, Lender waives the Existing Default provided that Lender’s waiver shall not be deemed to be a waiver of any subsequent violations of such covenant or a waiver of any other Events of Defaults which may have occurred but are not specifically referred to herein. Nothing contained herein shall obligate Lender to grant any future waiver of any Event of Default.

3. Representations and Warranties. Each Borrower represents and warrants to Lender that:

(a) All warranties and representations made to Lender under the Loan Agreement and the Loan Documents are true and correct as to the date hereof.

(b) The execution and delivery by each Borrower of this Amendment, the Note and all other documents, instruments, and agreements executed in connection with this Amendment and the performance by it of the transactions herein contemplated (i) are and will be within its powers, (ii) have been authorized by all necessary organizational action, and (iii) are not and will not be in contravention of any order of any court or other agency of government, of law or any other indenture, agreement or undertaking to which such Borrower is a party or by which the property of such Borrower is bound, or be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of such Borrower.

(c) This Amendment, the Note and all other documents, instruments and agreements executed in connection with this Amendment and any assignment, instrument, document, or agreement executed and delivered in connection herewith, will be valid, binding and enforceable in accordance with its respective terms.

(d) Other than the Existing Defaults, no Event of Default or Unmatured Event of Default has occurred and is continuing under the Loan Agreement or any of the other Loan Documents.

4. Effectiveness Conditions. This Amendment shall be effective upon completion of the following conditions precedent (all documents to be in form and substance satisfactory to Lender and Lender’s counsel):

(a) Execution and delivery by Borrowers of this Amendment;

(b) Execution and delivery by Borrowers of an Amended and Restated Revolving Credit Note in the original principal amount of $11,500,000 (the “Note”);

(c) Delivery by Borrowers of certified copies of resolutions of each Borrower’s board of directors, general partners, members or managers, as applicable, authorizing the execution of this Amendment, the Note and each document required to be delivered by any Section hereof;

(d) Payment by Borrowers to Lender of a $10,000 non-refundable amendment fee in immediately available funds, which fee is fully earned as of the effectiveness of this Amendment; and

(e) Execution and/or delivery by Borrowers of all agreements, instruments and documents requested by Lender to effectuate and implement the terms hereof and the Loan Documents.

5. Confirmation of Indebtedness. Borrowers hereby acknowledge and confirm that as of the close of business on June 17, 2004, Borrowers are indebted to Lender, without defense, setoff, claim or counterclaim under the Loan Documents, in the aggregate principal amount of $15,083,333.35 (with respect to Revolving Loans, $10,500,000, and with respect to the Term Loan, $4,583,333.35) plus all fees, costs and expenses (including attorneys’ fees) incurred to date in connection with the Loan Documents.

6. Ratification of Loan Documents. Except as expressly set forth herein, all of the terms and conditions of the Loan Agreement and Loan Documents are hereby ratified and confirmed and continue unchanged and in full force and effect. All references to the Loan Agreement and the Notes shall mean the Loan Agreement as modified by this Amendment, the Notes referenced here, respectively.

7. Collateral. As security for the payment of the Obligations, and satisfaction by Borrowers of all covenants and undertakings contained in the Loan Agreement and the Loan Documents, each Borrower reconfirms the prior grant of the security interest in and lien upon and to, all of its right, title and interest in and to the Collateral (including as set forth below), whether now owned or hereafter acquired, created or arising and wherever located.

8. GOVERNING LAW. THIS AMENDMENT, AND ALL MATTERS ARISING HEREUNDER AND RELATED HERETO, SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY.

9. CONSENT TO JURISDICTION. EACH BORROWER AND LENDER HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN TIE STATE OF NEW JERSEY IN ANY AND ALL ACTIONS AND PROCEEDINGS WHETHER ARISING HEREUNDER OR UNDER ANY OTHER AGREEMENT OR UNDERTAKING. BORROWERS WAIVE ANY OBJECTION TO IMPROPER VENUE AND FORUM NON-CONVENIENS TO PROCEEDINGS IN ANY SUCH COURT AND ALL RIGHTS TO TRANSFER FOR ANY REASON. EACH BORROWER IRREVOCABLY AGREES TO SERVICE OF PROCESS BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED TO THE ADDRESS OF THE APPROPRIATE PARTY SET FORTH HEREIN.

10. WAIVER OF JURY TRIAL. EACH BORROWER AND LENDER HEREBY WAIVE ANY AND ALL RIGHTS IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION COMMENCED BY OR AGAINST LENDER WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO OR UNDER THE LOAN DOCUMENTS, WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

11. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same respective agreement. Signature by facsimile shall bind the parties hereto.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

Dated the date and year first written above.

BORROWERS:	HEALTHESSENTIALS SOLUTIONS, INC.

	By:	/s/ Norman J. Pfaadt
	Name:	Norman J. Pfaadt
	Title:	CFO

NPPA OF AMERICA, INC.

	By:	/s/ Norman J. Pfaadt
	Name:	Norman J. Pfaadt
	Title:	CFO

NPPA NATIONAL, LLC
By: NPPA OF AMERICA, INC., its sole member

	By:	/s/ Norman J. Pfaadt
	Name:	Norman J. Pfaadt
	Title:	CFO

SPECIALIZED HOME HEALTH CARE SERVICES OF CENTRAL FLORIDA, INC.

	By:	/s/ Norman J. Pfaadt
	Name:	Norman J. Pfaadt
	Title:	CFO

MAJJ ENTERPRISES, INC.

	By:	/s/ Norman J. Pfaadt
	Name:	Norman J. Pfaadt
	Title:	CFO

[SIGNATURE PAGE TO EIGHTH AMENDMENT]

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PREMIER LAB SERVICES, INC.

	By:	/s/ Norman J. Pfaadt
	Name:	Norman J. Pfaadt
	Title:	CFO

LENDER:	HEALTHCARE BUSINESS CREDIT CORPORATION

	By:	/s/ Michael Gervais
	Name:	Michael Gervais
	Title:	Vice President of Portfolio Management

[SIGNATURE PAGE TO EIGHTH AMENDMENT]

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